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                                                                   EXHIBIT 23(a)

                                August 26, 1999

Science Applications
International Corporation
10260 Campus Point Drive
San Diego, CA 92121

RE: SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
    FILE NO. 333-84633

Gentlemen:

     I hereby consent to the use of my name in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          /s/ Douglas E. Scott
                                          Senior Vice President
                                          and General Counsel